EXHIBIT 3.1
                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            AVAX TECHNOLOGIES, INC.


                         Pursuant to Section 242 of the
                         ------------------------------
                         General Corporation Law of the
                         ------------------------------
                               State of Delaware
                               -----------------


AVAX Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

     1.   The name of the Corporation is AVAX Technologies, Inc.

     2. The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended as follows:

     3.   Article 4(A)(1) is hereby amended as follows:

          "FOURTH: (A)(1) The aggregate number of shares which the Corporation shall have authority to issue is One Hundred Fifty-Five Million (155,000,000), of which Five Million (5,000,000) shares, having a par value of $.01 per share, shall be designated `Preferred Stock' and One Hundred Fifty Million (150,000,000) shares, having a par value of $.004 per share, shall be designated `Common Stock.'"

     4. The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     5. This Certificate of Amendment and the amendment provided for herein shall become effective upon the date of filing hereof.

     IN WITNESS WHEREOF, AVAX Technologies, Inc. has caused this Certificate of Amendment to be signed this 10th day of May, 2004.


                                          AVAX TECHNOLOGIES, INC.


                                          By: /s/ Richard P. Rainey
                                              ----------------------------------
                                          Name: Richard P. Rainey
                                          Title: President


                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                   DELIVERED 08:26 PM 05/10/2004
                                                     FILED 05:05 PM 05/10/2004
                                                    SRV 040340019 - 2309979 FILE